As filed with the Securities and Exchange Commission on May 1, 2014
Registration File No. 333-192208

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

POLYMET MINING CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
First Canadian Place
100 King Street West. Suite 5700	M5X 1C7
Toronto, ON. Canada	(Zip Code)
(Address of Principal Executive Offices)

PolyMet Mining Corp. 2007 Omnibus Share
Compensation Plan
(Full title of the plan)

Douglas J. Newby
Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St. Paul, Minnesota 55101
Telephone: (651) 389-4100
(Name and Address of Agent for Service)

with a copy to:

Henry I. Rothman, Esq.
Troutman Sanders, LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000

EXPLANATORY NOTE

On November 8, 2013, PolyMet Mining Corp. (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-192208) with the Securities and Exchange Commission (the “Original Registration Statement”). Pursuant to the undertakings contained in Part II, Item 9 of the Original Registration Statement, the Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating Exhibit 23.1 of the Original Registration Statement to incorporate by reference the audit report of PricewaterhouseCoopers LLP dated April 25, 2014 with respect to the Company’s consolidated financial statements for the fiscal year ended January 31, 2014. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Exhibit 23.1 as set forth below and filed herewith.

No additional shares of the Company’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Company’s common shares to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

See Exhibit Index immediately preceding the Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Ontario, Canada, on May 1, 2014.

POLYMET MINING CORP.

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan C. Cherry	President, Chief Executive	May 1, 2014
Jonathan C. Cherry	Officer and Director (Principal
Executive Officer)

/s/ Douglas J. Newby	Chief Financial Officer	May 1, 2014
Douglas J. Newby	(Principal Financial and
Accounting Officer)

*	Chairman of the Board of	May 1, 2014
W. Ian L. Forrest	Directors and Director

*	Director	May 1, 2014
Frank Sims

*	Director	May 1, 2014
William Murray

*	Director	May 1, 2014
David Dreisinger

*	Director	May 1, 2014
Stephen Rowland

*	Director	May 1, 2014
Alan R. Hodnik

*	Director	May 1, 2014
Michael M. Sill

* By:	/s/ Douglas J. Newby
Douglas J. Newby
Attorney-in-fact
May 1, 2014

EXHIBIT INDEX

Exhibit
Number

23.1	Consent of Independent Auditors *

____________________
*Filed herewith